Exhibit 23.3
CONSENT OF RYDER SCOTT COMPANY, L.P.

We have issued our report dated January 7, 2021 on estimates of proved reserves, future production and income attributable to certain royalty interests of Viper Energy Partners LP, a subsidiary of Diamondback Energy, Inc. (“Diamondback”), as of December 31, 2020. As independent oil and gas consultants, we hereby consent to the inclusion of our report and the information contained therein and information from our prior reserve reports referenced in this Annual Report on Form 10-K of Diamondback (this “Annual Report”) and to all references to our firm in this Annual Report. We hereby also consent to the incorporation by reference of such reports and the information contained therein in the Registration Statements of Diamondback on Forms S-3ASR (File No. 333-228584, effective November 29, 2018), (File No. 333-234764, effective November 18, 2019), Form S-4, as amended (File No. 333-252338, effective February 10, 2021), and on Forms S-8 (File No. 333-188552, effective May 13, 2013), (File No. 333-215798, effective January 27, 2017), (File No. 333-228637, effective November 30, 2018) and (File No. 333-235671, effective December 23, 2019).

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
February 25, 2021